Exhibit 1.1

FIRST POTOMAC REALTY TRUST

7.750% Series A Cumulative Redeemable Perpetual Preferred Shares

of Beneficial Interest

(par value $.001 per share)

UNDERWRITING AGREEMENT

March 9, 2012

Wells Fargo Securities, LLC

As representative of the several Underwriters

c/o	Wells Fargo Securities, LLC

301 S. College Street

Charlotte, NC 28288

Ladies and Gentlemen:

INTRODUCTORY. First Potomac Realty Trust, a Maryland real estate investment trust (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A (the “Underwriters”) an aggregate of 1,600,000 of its 7.750% Series A Cumulative Redeemable Perpetual Preferred Shares (the “Firm Shares”) of beneficial interest, par value $.001 per share (the “Preferred Shares”). In addition, the Company has granted to the Underwriters an option to purchase up to an additional 200,000 Preferred Shares (the “Option Shares”), as provided in Section 2. The Firm Shares and, if and to the extent such option is exercised, the Option Shares are collectively called the “Shares.” Wells Fargo Securities, LLC (“Wells Fargo”) has agreed to act as the representative of the several Underwriters (in such capacity, the “Representative”) in connection with the offering and sale of the Shares. To the extent there are no additional Underwriters named in Schedule A other than Wells Fargo, the term Representative shall mean Wells Fargo as the Underwriters, and the term Underwriters shall mean either the singular or the plural as the context requires. The Company previously issued and sold 4,000,000 Preferred Shares on January 18, 2011 and an additional 600,000 Preferred Shares on January 28, 2011 (in connection with the exercise of the underwriters’ overallotment option) pursuant to a registration statement on Form S-3 filed with the Commission (as defined below) on April 6, 2007, which was subsequently amended on August 19, 2008 and August 22, 2008 (File No. 333-142147) (the “2011 Preferred Shares”). All such 2011 Preferred Shares are outstanding as of the date hereof. The Shares will have identical terms and conditions as the 2011 Preferred Shares, other than issue date, issue price and the date from which dividends payable on the Shares will begin to accrue, and will constitute an additional issuance of and form a single series with, the 2011 Preferred Shares.

The Company is the sole general partner of First Potomac Realty Investment Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), that serves as the Company’s primary operating partnership subsidiary.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), on July 1, 2011 an automatic shelf registration statement, as defined in Rule 405 of the Securities Act, on Form S-3 (File No. 333-175330), which contains a base prospectus relating to certain securities, including the Shares, to be issued by the Company from time to time (the “Base Prospectus”). Such registration statement, including all amendments thereto filed prior to the Applicable Time (as herein defined), herein referred to as the “Registration Statement,” shall be deemed to include all information omitted therefrom in reliance upon Rules 430A or 430B under the Securities Act and all information incorporated by reference therein. The final prospectus supplement to the Base Prospectus relating to the Shares and the offering thereof filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act and first used by the Underwriters to confirm sales of the Shares is herein referred to as the “Prospectus.” The Base Prospectus, as supplemented by any preliminary prospectus supplement relating to the Shares and the offering thereof most recently filed by the Company with the Commission pursuant to Rule 424(b) and used prior to the date hereof is herein referred to as a “Preliminary Prospectus.” Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus or to any amendment or supplement to any of the foregoing documents shall be deemed to refer to and include any documents incorporated by reference therein and any supplements or amendments thereto, filed with the Commission after the Effective Date (as herein defined) of the Registration Statement or the issue date of any Preliminary Prospectus or the Prospectus under Rule 424(b) under the Securities Act, as the case may be, and prior to the termination of the offering of the Shares by the Underwriters.

Each of the Company and the Operating Partnership hereby confirms its agreements with the Underwriters as follows:

SECTION 1. REPRESENTATIONS AND WARRANTIES.

Each of the Company and the Operating Partnership hereby represents, warrants and covenants to each Underwriter as follows:

(a) Disclosure Package. As of the Applicable Time (as defined below), none of the Preliminary Prospectus, any Issuer Free Writing Prospectus(es) (as defined below) listed on Schedule C hereto and the information included on Schedule B hereto, all considered together (collectively, the “General Disclosure Package”), included any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the immediately preceding sentence do not apply to statements in or omissions from the General Disclosure Package or any Issuer Free Writing Prospectus, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representative expressly for use therein, it being understood and agreed that the only such information is that described in Section 6(b) herein. As used in this subsection and elsewhere in this Underwriting Agreement (this “Agreement”):

“Applicable Time” means 5:55 p.m. (Eastern time) on the date of this Agreement or such other time as agreed to by the Company and the Representative.

“Effective Date” means the date and time as of which any part of such Registration Statement relating to the Shares became, or is deemed to have become, effective under the Securities Act.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

(b) Compliance with Registration Requirements. The Registration Statement has been filed with the Commission under the Securities Act and became effective upon filing with the Commission under the Securities Act. The Registration Statement constitutes an “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act) filed within three years of the date hereof. The Company has complied with all requests of the Commission (if any) for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings or examinations for such purpose have been instituted or are pending or, to the Company’s knowledge, are contemplated or threatened by the Commission. The Company satisfied all applicable requirements for the use of Form S-3 under the Securities Act when the Registration Statement was filed and became effective and continues to satisfy all applicable requirements for the use of Form S-3 under the Securities Act. No notice of objection of the Commission with respect to the use of the Registration Statement pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company and not removed.

The Commission has not issued any order preventing or suspending the use of the Base Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus relating to the proposed offering of the Shares and no proceedings or examinations for such purpose have been instituted or are pending or, to the Company’s knowledge, are contemplated or threatened by the Commission. Each Preliminary Prospectus and the Prospectus, if filed by electronic transmission pursuant to the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) (except as may be permitted by Regulation S-T under the Securities Act), was or will be identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Shares. Each part of the Registration Statement, when such part became effective or was deemed effective, complied or will comply in all material respects with the Securities Act. Each part of the Registration Statement, when such part became effective or was deemed effective, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended and supplemented, as of its date and at all subsequent times up to and including the First Closing Date or the Second Closing Date (each, as defined below), as the case may be, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the three immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, or any post-effective amendment thereto, any Preliminary Prospectus, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representative expressly for use therein, it being understood and agreed that the only such information is that described in Section 6(b) herein.

(c) Incorporated Documents. Each document incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply when filed in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), and, when read together with the other information in the General Disclosure Package, as of the Applicable Time, and in the Prospectus, at the date of the Prospectus, at the First Closing Date or the Second Closing Date, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform to the requirements of the Exchange Act, in all material respects, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(d) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus listed on Schedule C hereto, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated or deemed incorporated by reference and any Preliminary Prospectus deemed to be a part thereof that has not been superseded or modified. The representations and warranties set forth in the immediately preceding sentence do not apply to statements in or omissions from any Issuer Free Writing Prospectus listed on Schedule C hereto made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representative expressly for use therein, it being understood and agreed that the only such information is that described in Section 6(b) herein.

(e) Offering Materials Furnished to Underwriters. The Company has delivered to the Representative a complete manually signed copy of the Registration Statement and of each consent of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits), the Base Prospectus, as supplemented by any Preliminary Prospectus, and the Prospectus, as amended or supplemented, in such quantities and at such places as the Representative has reasonably requested for each of the Underwriters.

(f) Distribution of Offering Material by the Company. The Company has not distributed and will not distribute prior to the later of the Second Closing Date and the completion of the Underwriters’ distribution of the Shares, any written offering material in connection with the offering and sale of the Shares other than a Preliminary Prospectus, the Prospectus, the Registration Statement and other materials, if any, permitted under the Securities Act and consistent with Section 3(b) below. The Company will file with the Commission any Issuer Free Writing Prospectuses in the time and manner required under Rule 433(d) under the Securities Act.

(g) Well-Known Seasoned Issuer; Company Not Ineligible Issuer. (i) At the time of filing of the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act, or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Shares in reliance on the exemption of Rule 163, and (iv) at the Applicable Time, (A) the Company was or is (as the case may be) a “well known seasoned issuer” as defined in Rule 405, and (B) the Company was not and is not (as the case may be) an “ineligible issuer” (as defined in Rule 405 under the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 under the Securities Act that it is not necessary that the Company be considered an ineligible issuer.

(h) Exhibits; Material Contracts. There are no contracts or other documents required to be described in the General Disclosure Package and the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required. The contracts so described in the General Disclosure Package and the Prospectus to which the Company is a party have been duly authorized, executed and delivered by the Company, constitute valid and binding agreements of the Company, and are enforceable against and, to the Company’s knowledge by, the Company in accordance with their respective terms, except to the extent that the indemnification and contribution provisions set forth in Sections 6 and 7 of this Agreement may be limited by the federal and state securities laws and public policy considerations in respect thereof, and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors’ rights generally. To the Company’s knowledge, no other party is in material breach of or material default under any of such contracts. Neither the Company nor any of the Subsidiaries (as defined below) has sent or received any written notice indicating the termination of, or intention to terminate, any of such contracts and no such termination has been threatened in writing by the Company, any Subsidiary (as defined below) or, to the Company’s knowledge, by any other party to any such contract.

(i) The Underwriting Agreement. The Company has the trust power to enter into this Agreement and to perform its obligations and consummate the transactions contemplated herein. The Company has the trust power to issue, sell and deliver the Shares as provided herein. This Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent that the indemnification and contribution provisions set forth in Sections 6 and 7 of this Agreement may be limited by the federal and state securities laws and public policy consideration in respect thereof, and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors’ rights generally. The Operating Partnership has the full legal right, power and authority to enter into this Agreement and to perform its obligations and consummate the transactions contemplated herein. This Agreement has been duly authorized, executed and delivered by the Operating Partnership and constitutes the valid and binding agreement of the Operating Partnership enforceable against the Operating Partnership in accordance with its terms, except to the extent that the indemnification and contribution provisions set forth in Sections 6 and 7 of this Agreement may be limited by federal and state securities laws and public policy considerations in respect thereof, and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforceability of creditors’ rights generally.

(j) Authorization of the Articles Supplementary and the Shares. The Articles Supplementary to the Declaration of Trust classifying and designating an additional 1,800,000 preferred shares of beneficial interest, par value $0.001 per share, of the Company as Preferred Shares (the “Articles Supplementary”) have been duly authorized and will be, on or prior to the First Closing Date, executed by the Company and accepted for record with the Maryland State Department of Assessments and Taxation (the “SDAT”). The Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered against payment therefor as provided herein by the Company pursuant to this Agreement, will be validly issued, fully paid and nonassessable.

(k) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly satisfied or waived.

(l) No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the financial condition or in the earnings, business or operations, whether or not arising from transactions in the ordinary course of business, of the Company and the Subsidiaries, considered as one enterprise (any such change or development is called a “Material Adverse Change”); (ii) except as disclosed in the Registration Statement, General Disclosure Package or Prospectus, the Company and the Subsidiaries and Joint Ventures (as defined below), considered as one enterprise, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business, nor entered into any material transaction or agreement not in the ordinary course of business; (iii) there has been no material casualty loss or condemnation or other material adverse event with respect to any of the real properties or interests in real properties owned by the Company and the Subsidiaries and joint ventures and subsidiaries of joint ventures described on Schedule D to this Agreement under the caption “Joint Ventures” (the “Joint Ventures”) or any real properties described as being under contract in the Registration Statement, the General Disclosure Package and the Prospectus; (iv) except as disclosed in the Registration Statement, General Disclosure Package or Prospectus, there has been no change in the capital stock, long-term debt or short-term borrowings of the Company and the Subsidiaries on a consolidated basis, or with the Joint Ventures, except for borrowings under the Company’s line of credit in the ordinary course of business, consistent with past practice, (v) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends or distributions paid to the Company or the Subsidiaries, any of the Subsidiaries on any class of capital stock or other equity interests, or any repurchase or redemption by the

Company or any of the Subsidiaries of any class of capital stock or other equity interests; and (vi) there has been no (A) material adverse change or development in the matters referred to in Item 9A in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 or (B) new or additional material weaknesses, that, in the case of clause (A) or (B), would be required to be disclosed thereunder if they had been identified or occurred prior to the filing thereof. The properties currently owned by the Subsidiaries are referred to collectively herein as the “Properties” and individually as a “Property.”

(m) Independent Accountants. KPMG LLP, which has expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes and schedules thereto) included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company as required by the Securities Act, the Exchange Act and the rules and regulations of the Public Company Accounting Oversight Board.

(n) Preparation of the Financial Statements. The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the consolidated financial position of the Company and the Subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Any supporting schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information required to be stated therein. Such financial statements and supporting schedules have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto, and are in compliance with Regulation S-X promulgated under the Securities Act. The amounts incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” are accurately computed, fairly present the information shown therein and have been determined on a basis consistent with the financial statements incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus. No other financial statements or supporting schedules are required under applicable law or the rules and regulations of the Commission to be included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus. The financial data set forth or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus under the captions “Ratio of Earnings to Combined Fixed Charges and Preferred Dividends”, “Capitalization” and “Selected Financial Data” fairly present the information set forth therein on a basis consistent with that of the financial statements contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus when read in conjunction with the textual information included in those sections. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable. Prior to the expiration of the 30-day grace period pursuant to Rule 405(a)(2) of Regulation S-T, which has not expired as of the Applicable Time, and will not expire as of the First Closing Date, the Company shall furnish with the Commission, by amendment to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 the interactive data files using eXtensible Business Reporting Language required pursuant to Rule 405 of Regulation S-T. Any interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects.

(o) Internal Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms and is accumulated and communicated to the Company’s management, including its chief executive officer and chief financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure; and the Company maintains a system of internal control over financial reporting sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and which includes policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with United States generally accepted accounting principles and that receipts and expenditures of the Company are being made only in accordance with the authorization of management of the Company, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisitions, use or dispositions of assets that could have a material effect on the financial statements. The Company’s disclosure controls and procedures have been evaluated for effectiveness as of the end of the period covered by the Company’s most recently filed annual report on Form 10-K which precedes the date of the Prospectus, and except as disclosed in each of the Registration Statement, the General Disclosure Package and the Prospectus, were effective in all material respects to perform the functions for which they were established. Based on the most recent evaluation of its internal control over financial reporting, and except as disclosed in each of the Registration Statement, the General Disclosure Package and the Prospectus, there is not and has been no (i) material weaknesses in the design or operation of internal control over financial reporting or (ii) fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting. Except as disclosed in each of the Registration Statement, General Disclosure Package and the Prospectus, there is not and has been no change in its internal control over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(p) Organization and Good Standing of the Company and the Subsidiaries. The Company has been duly organized and is validly existing as a real estate investment trust under the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of the State of Maryland and has the trust power and authority to own or lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement. The (A) entities listed on Exhibit 21 to the Company’s Annual Report on Form 10-K

for the year ended December 31, 2011 and (B) additional entities set forth on Schedule D hereto are the only subsidiaries (as defined in Rule 1-02(x) of Regulation S-X of the Securities Act) of the Company (each, including the Operating Partnership, except where noted, a “Subsidiary” and, collectively, the “Subsidiaries”). Each Subsidiary other than the Operating Partnership (i) that is a corporation has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own or lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus, (ii) that is a limited liability company has been duly organized and is validly existing as a limited liability company in good standing under the laws of the jurisdiction of its organization and has the limited liability company power and authority to own or lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and (iii) that is a limited partnership has been duly organized and is validly existing as a limited partnership in good standing under the laws of the jurisdiction of its organization and has the partnership power and authority to own or lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus, except for where the failure to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. The Operating Partnership has been duly organized and is validly existing as a limited partnership in good standing under the laws of the jurisdiction of its organization and has limited partnership power and authority to own or lease and operate its properties, to conduct its business as described in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement. Each of the Company and the Subsidiaries is duly qualified as a foreign trust, corporation, limited partnership or limited liability company, as the case may be, to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock of each Subsidiary that is a corporation has been duly authorized and validly issued, is fully paid and nonassessable and, except as described in the General Disclosure Package and the Prospectus, is owned by the Company, directly or through other Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, claim, restriction or encumbrance, and all of the issued and outstanding membership interests of each Subsidiary that is a limited liability company, and all of the partnership interests of each Subsidiary that is a limited partnership, have been duly authorized and validly issued and the capital contributions with respect thereto have been made in full and, except as described in the General Disclosure Package and the Prospectus, are owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, claim, restriction or encumbrance. All of the issued and outstanding units of partnership interest of the Operating Partnership (“Units”) (other than the Series A Units (as defined below) to be issued to the Company in connection with the Company’s sale of the Shares) have been duly authorized and validly issued and the capital contributions with respect thereto have been made in full. Upon completion of the offering of the Firm Shares, the Company will be the sole general partner of the Operating Partnership, and will own Units representing an approximately 94.5% interest in the Operating Partnership, free and clear of any security interest, mortgage, pledge, lien, claim, restriction or encumbrance. The Units designated as Series A Preferred Units (“Series A Units”) to be issued to the Company in connection with the Company’s sale of the Shares have been duly authorized and, upon the Company’s contribution of the net proceeds from the sale of the Shares, will be validly issued and the capital contributions with respect thereto will have been made in full in accordance with the Amended and Restated Agreement of Limited Partnership, as amended (including Amendment No. 18 thereto) (the “Partnership Agreement”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the Subsidiaries and the Joint Ventures. All of the equity interests in the Joint Ventures in which the Company holds a beneficial interest, directly or through Subsidiaries or a Joint Venture, have been duly authorized and validly issued and are fully paid and, except as described in the General Disclosure Package and the Prospectus, are owned by the Company, directly or through Subsidiaries or a Joint Venture, free and clear of any security interest, mortgage, pledge, lien, claim, restriction or encumbrance.

(q) Capitalization and Other Capital Stock Matters. The authorized shares of beneficial interest of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Prospectus. The number of issued and outstanding shares of beneficial interest of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Prospectus. The Preferred Shares (including the Shares) conform in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not sold, issued or distributed any Preferred Shares. The Common Shares issuable upon conversion of the outstanding Preferred Shares have been duly authorized and, when issued upon conversion of the Shares in accordance with the terms of the Articles Supplementary, will be validly issued, fully paid and nonassessable. The Board of Trustees of the Company has duly and validly reserved such Common Shares for issuance upon conversion of the outstanding Preferred Shares. The Common Shares conform in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus. All of the issued and outstanding shares of beneficial interest of the Company have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with applicable federal and state securities laws. The Shares, upon payment and delivery in accordance with this Agreement, will be issued by the Company in compliance with applicable federal and state securities laws. The Common Shares initially issuable upon conversion of the Shares have been duly authorized and, when issued upon conversion of the Shares in accordance with the terms of the Articles Supplementary, will be validly issued, fully paid and nonassessable. The Board of Trustees of the Company has duly and validly reserved such Common Shares for issuance upon conversion of the Shares. None of the outstanding shares of beneficial interest were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. None of the Shares will be issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. The Operating Partnership has not issued any security or other equity interest other than Units and senior unsecured notes described in the Registration Statement, the General Disclosure Package and the Prospectus. None of the Units in the Operating Partnership (including the Series A Units) has been or will be issued or is owned or held in violation of any preemptive right. The outstanding Units in the Operating Partnership have been, and the Series A Units will be, issued by the Operating Partnership in compliance with applicable federal and state securities laws. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any shares of beneficial interest of the Company or any capital stock or other equity interests of the Subsidiaries other than those described in the Registration Statement, the General Disclosure Package and the Prospectus. The descriptions of the Company’s equity compensation plans, and of the options or other awards granted thereunder, set forth in the Registration Statement, the General Disclosure Package and the Prospectus fairly and accurately present the information required to be shown with respect to such plan, options or other awards. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the Company’s equity compensation plans, the Company has not sold or issued any Common Shares or Preferred Shares nor has the Operating Partnership sold or issued any Units during the one-year period preceding the Applicable Time. The form of certificate for the Shares conforms to the Maryland REIT Law and the rules of the New York Stock Exchange (“NYSE”). All options to purchase the Company’s Common Shares granted by the Company to its trustees, officers, employees or consultants, pursuant to the Company’s stock option plans, or otherwise, provided for an exercise price equal to no less than the fair market value of the underlying Common Shares as determined under Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively, the “Code”) and the regulations and published interpretations thereunder on the date of grant (within the meaning of U.S. Treasury Reg. §1.421-1(c)).

(r) Exchange Act Registration and Filings; Stock Exchange Listing. The Preferred Shares are registered pursuant to Section 12(b) of the Exchange Act. An application to have the Shares approved for listing on the NYSE will be submitted to the NYSE by the Company, and the Shares will have been approved for listing on the NYSE, subject only to official notice of issuance, at the time of completion of the offering of the Firm Shares.

(s) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of the Subsidiaries or Joint Ventures is (i) in violation of (A) its declaration of trust, charter or bylaws, operating agreement, partnership agreement or other organizational documents or (B) any law, ordinance, order, administrative or governmental rule or regulation applicable to the Company or the Subsidiaries or Joint Ventures except, in the case of clause (i)(B), for such violations as could not, individually or in the aggregate, result in a Material Adverse Change, (ii) in default (or, with the giving of notice or lapse of time or both, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease, agreement or other instrument to which the Company or any of the Subsidiaries or any of the Joint Ventures is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of the Subsidiaries or any of the Joint Ventures is subject (each, an “Existing Instrument”), except such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change or (iii) in Default under any of the Existing Instruments set forth on Schedule E (each, a “Debt Document”). The Debt Documents described on Schedule E to this Agreement are all of the indentures, mortgages, loans, credit agreements, notes or other indebtedness instrument to which the Company or any of the Subsidiaries or any of the Joint Ventures is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of the Subsidiaries or any of the Joint Ventures is subject under which the occurrence of a Restricted Transfer (as defined below) could be a Default or constitute a Debt Repayment Triggering Event (as defined below). The execution, delivery and performance of this Agreement by the Company and the Operating Partnership and consummation of the transactions contemplated hereby and by the Registration Statement, the General Disclosure Package and the Prospectus (i) will not result in any violation of the provisions of the (A) Amended and Restated Declaration of Trust (including the Articles Supplementary) (the “Declaration of Trust”) or Amended and Restated Bylaws of the Company, (B) the Certificate of Limited Partnership or Partnership Agreement or (C) other organizational documents of the Company or any of the Subsidiaries or any of the Joint Ventures, in each case as amended or as amended and restated through the date hereof, (ii) will not conflict with or constitute a breach of, or a Default or Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries or any of the Joint Ventures pursuant to, or require the consent of any other party to, any Existing Instrument, except such consents as have been obtained by the Company, and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any of the Subsidiaries or any of the Joint Ventures, except, with respect to clauses (ii) and (iii), as would not individually or in the aggregate result in a Material Adverse Change. The execution, delivery and performance of this Agreement by the Company and the Operating Partnership and consummation of the transactions contemplated hereby and by the Registration Statement, the General Disclosure Package and the Prospectus will not conflict with or constitute a breach of, or a Default or Debt Repayment Triggering Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries or any of the Joint Ventures pursuant to, or require the consent of any other party to, any Debt Document. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Registration Statement, the General Disclosure Package and the Prospectus, except (A) the filing and acceptance of record of the Articles Supplementary with the SDAT, (B) the filing of a supplemental listing application with respect to the Shares by the Company with the NYSE, (C) such as have been obtained or made by the Company and are in full force and effect, (D) if required, under the Securities Act and applicable state securities or blue sky laws and (E) if required, from the Financial Industry Regulatory Authority, Inc. (“FINRA”).

As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time or both would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Subsidiaries or any of the Joint Ventures. In addition, as used herein, the term “Restricted Transfer” means any prohibition on the direct or indirect transfer of ownership interests in the Company, a Subsidiary or a Joint Venture that could include the trading of the Company’s Common Shares on the NYSE, the issuance of Common Shares by the Company, or the issuance of Units in the Operating Partnership.

(t) No Material Actions or Proceedings. There are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened (i) against or affecting the Company or any of the Subsidiaries or Joint Ventures or (ii) which has as the subject thereof any officer or trustee or director of, or property owned or leased by, the Company or any of the Subsidiaries or Joint Ventures that would result in a Material Adverse Change. No material labor dispute with the employees of the Company or any of the Subsidiaries or Joint Ventures exists or, to the Company’s knowledge, is threatened or imminent.

(u) Intellectual Property Rights. The Company and the Subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, the “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted or as proposed to be conducted as described in the Registration Statement, the General Disclosure Package and the Prospectus; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. Neither the Company nor any of the Subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Change.

(v) All Necessary Permits, etc. The Company and the Subsidiaries possess such valid and current certificates, authorizations, licenses, registrations and permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except for those which the failure to possess, individually or in the aggregate, could not result in a Material Adverse Change, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of, or noncompliance with, any such certificate, authorization, license, registration or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Change.

(w) Properties. The Company and the Subsidiaries own or lease all such properties as are necessary to their operations as now conducted or as proposed to be conducted as described in the Registration Statement, the General Disclosure Package and the Prospectus. The Company and the Subsidiaries have good and marketable title in fee simple to all of the Properties, free and clear of all security interests, mortgages, pledges, liens, claims, restrictions or encumbrances of any kind, except such as (i) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (ii) do not, individually or in the aggregate, materially adversely affect the value of such Property and do not interfere in any material respect with the use made and proposed to be made of such Property. All security interests, mortgages, pledges, liens, claims, restrictions and encumbrances of any kind on or affecting the Properties or the other assets of the Company and the Subsidiaries that are required to be disclosed in the Registration Statement, the General Disclosure Package and the Prospectus are disclosed therein. There is no violation by the Company or the Subsidiaries of any municipal, state or federal law, rule or regulation (including, but not limited to, those pertaining to environmental matters) concerning the Properties or any part thereof which would result in a Material Adverse Change. Each of the Properties complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants and, if and to the extent there is a failure to comply, such failure would not, individually or together with all such other failures, result in a Material Adverse Change or result in a forfeiture or reversion. Neither the Company nor any of the Subsidiaries has received any notice from any governmental or regulatory authority or agency of any condemnation of or zoning change affecting the Properties or any part thereof, and the Company does not know of any such condemnation or zoning change which is threatened. No lessee of any portion of any of the Properties is in material default under any of the leases governing such Properties and no event has occurred which, but for the passage of time or giving of notice or both, would constitute a default under any of such leases.

(x) Mortgages and Deeds of Trust. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the mortgages and deeds of trust encumbering the Properties and any other assets described in the Registration Statement, the General Disclosure Package and the Prospectus are not convertible into equity securities of the Company or any of the Subsidiaries and none of the Company, any of the Subsidiaries or any other person affiliated therewith holds a participating interest therein, and such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property not owned directly or indirectly by the Company or any of the Subsidiaries or any of the Joint Ventures.

(y) Tax Law Compliance. The Company and the Subsidiaries have timely filed all material federal, state and foreign income and franchise tax returns or have properly requested extensions thereof and have paid all taxes required to be paid by them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(n) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of the Subsidiaries has not been finally determined.

(z) Qualification as a REIT. The Company qualified to be taxed as a real estate investment trust (“REIT”) under the Code, for its short taxable year ended December 31, 2003 and its taxable years ended December 31, 2004 through December 31, 2011, and its organization and current and proposed method of operation will enable it to continue to qualify as a REIT under the Code. No transaction or other event has occurred which could cause the Company to fail to qualify as a REIT for its taxable year ending December 31, 2012 or in the future.

(aa) Not an “Investment Company.” The Company and the Subsidiaries have been advised of the rules and requirements under the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (the “Investment Company Act”). Neither the Company nor the Subsidiaries are, and after receipt of payment for the Shares will be required to register as, an “investment company” within the meaning of the Investment Company Act. The Company and the Subsidiaries will conduct their business in a manner so that they will not become subject to the Investment Company Act.

(bb) Insurance. The Company and each of the Subsidiaries are insured by recognized and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed in the Company’s industry to be adequate and customary for their businesses, including, but not limited to, policies covering real and personal property owned or leased by the Company and the Subsidiaries against theft, damage, destruction, environmental liabilities, acts of vandalism, terrorism, floods and, with respect to the Properties, defects in title in amounts at least equal to the greater of (i) the cost of acquisition of such Property or (ii) the replacement cost of the improvements located on such Property. The Company has no reason to believe that it or any of the Subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain reasonably comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted or as proposed to be conducted as described in the Prospectus and at a cost that would not result in a Material Adverse Change.

(cc) Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any of the Subsidiaries or any other person required to be described in the Registration Statement, the General Disclosure Package and the Prospectus that have not been described as required. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no outstanding loans or advances or guarantees of indebtedness by the Company or any of the Subsidiaries to or for the benefit of any of the officers, directors, managers or trustees of the Company or any of the Subsidiaries or any of the members of the families of any of them.

(dd) Compliance with Environmental Laws. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, or except as would not, individually or in the aggregate, result in a Material Adverse Change, (i) the Company and the Subsidiaries are in compliance with applicable Environmental Laws (as defined below), (ii) none of the Company, any of the Subsidiaries or, to the Company’s knowledge, any other owners of any of the Properties at any time or any other party, has at any time released (as such term is defined in CERCLA (as defined below)) or otherwise disposed of Hazardous Materials (as defined below) on, to, in, under or from the Properties or any other real properties previously owned, leased or operated by the Company or any of the Subsidiaries, (iii) neither the Company nor any of the Subsidiaries intends to use the Properties or any subsequently acquired properties, other than in compliance with applicable Environmental Laws, (iv) neither the Company nor any of the Subsidiaries has received any notice of, or has any knowledge of any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any Environmental Law with respect to the Properties, any other real properties previously owned, leased or operated by the Company or any of the Subsidiaries, or the assets of the Company or the Subsidiaries described in the Registration Statement, the General Disclosure Package and the Prospectus or arising out of the conduct of the Company or the Subsidiaries, (v) none of the Properties are included or proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency or, to the Company’s knowledge, proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Law or issued by any other Governmental Authority (as defined below), (vi) none of the Company, any of the Subsidiaries or agents or, to the Company’s knowledge, any other person or entity for whose conduct any of them is or may be held responsible under any applicable environmental law, has generated, manufactured, refined, transported, treated, stored, handled, disposed, transferred, produced or processed any Hazardous Material at any of the Properties, except in compliance with all applicable Environmental Laws, and has not transported or arranged for the transport of any Hazardous Material from the Properties or any other real properties previously owned, leased or operated by the Company or any of the Subsidiaries to another property, except in compliance with all applicable Environmental Laws, (vii) no lien has been imposed on the Properties by any Governmental Authority in connection with the presence on or off such Property of any Hazardous Material, and (viii) none of the Company, any of the Subsidiaries or, to the Company’s knowledge, any other person or entity for whose conduct any of them is or may be held responsible under any applicable Environmental Law, has entered into or been subject to any consent decree, compliance order, or administrative order with respect to the Properties or any facilities or improvements or any operations or activities thereon.

As used herein, “Hazardous Material” shall include, without limitation, any flammable materials, explosives, radioactive materials, hazardous materials, hazardous substances, hazardous wastes, toxic substances or related materials, asbestos, petroleum, petroleum products and any hazardous material as defined by any federal, state or local environmental law, statute, ordinance, rule or regulation, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601-9675 (“CERCLA”), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. §§ 1801-1819, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §§ 6901-6992k, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001-11050, the Toxic Substances Control Act, 15 U.S.C. §§ 2601-2692, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136-136y, the Clean Air Act, 42 U.S.C. §§ 7401-7642, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. §§ 1251-1387, the Safe Drinking Water Act, 42 U.S.C. §§ 300f-300j-26, and the Occupational Safety and Health Act, 29 U.S.C. §§ 651-678, and any analogous state laws, as any of the above may be amended from time to time and in the regulations promulgated pursuant to each of the foregoing (including environmental statutes and laws not specifically defined herein) (individually, an “Environmental Law” and collectively, the “Environmental Laws”) or by any federal, state or local governmental authority having or claiming jurisdiction over the properties of the Company and the Subsidiaries (a “Governmental Authority”).

(ee) Periodic Review of Costs of Environmental Compliance. In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and the Subsidiaries, and periodically identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such reviews and the amount of its established reserves, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, result in a Material Adverse Change.

(ff) ERISA Compliance. The Company and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company or its ERISA Affiliates (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code of which the Company is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates. No “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company nor any of its ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is a prototype plan and the sponsor of the prototype plan document has received a favorable determination letter from the Internal Revenue Service of the United States that such plan document is so qualified and to the Company’s knowledge, nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(gg) Brokers and Finders. Neither the Company nor any Subsidiary has incurred any liability for a fee, commission or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement other than as contemplated hereby.

(hh) Doing Business with Cuba. The Company is in compliance with all provisions of Florida Statutes Section 517.075 and the regulations thereunder, relating to issuers doing business with Cuba.

(ii) No Prohibition on Subsidiaries from Paying Dividends or Making Other Distributions. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock or other equity interests, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary.

(jj) Intentionally omitted.

(kk) Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA.

(ll) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(mm) OFAC. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any trustee, officer, agent, employee, affiliate or person acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use any of the proceeds received by the Company from the sale of Shares contemplated by this Agreement, or lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

Any certificate signed by an officer of the Company and delivered to the Representative or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

SECTION 2. PURCHASE, SALE AND DELIVERY OF THE SHARES.

(a) The Firm Shares. The Company agrees to issue and sell to the several Underwriters the Firm Shares upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the respective number of Firm Shares set forth opposite their names on Schedule A, plus any additional number of Firm Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof, subject, in each case, to such adjustments as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional shares. The purchase price per Firm Share to be paid by the several Underwriters to the Company shall be $24.417 per share.

(b) The First Closing Date. The closing of the issuance and sale of the Firm Shares shall be made at the offices of DLA Piper LLP (US), The Marbury Building, 6225 Smith Avenue, Baltimore, Maryland 21209 (or such other place as may be agreed to by the Company and the Representative) at 10:00 a.m. Eastern time, on March 14, 2012 or such other time and date as the Representative shall designate by notice to the Company (the time and date of such closing are called the “First Closing Date”). Payment and delivery of the Firm Shares shall take place in accordance with Section 2(e) and Section 2(f). The Company hereby acknowledges that circumstances under which the Representative may provide notice to postpone the First Closing Date as originally scheduled include, but are not limited to, any determination by the Company or the Representative to recirculate to the public copies of an amended or supplemented General Disclosure Package or Prospectus or a delay as contemplated by the provisions of Section 8 hereof.

(c) The Option Shares; the Second Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 200,000 Option Shares from the Company at the purchase price per share to be paid by the Underwriters for the Firm Shares, provided that the purchase price per Option Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Option Shares. The option granted hereunder is for use by the Underwriters solely in covering any overallotments in connection with the sale and distribution of the Firm Shares. The option granted hereunder may be exercised at any time upon notice by the Representative to the Company, which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Option Shares as to which the Underwriters are exercising the option, (ii) the names and denominations in which the certificates for the Option Shares are to be registered and (iii) the time, date and place at which such certificates will be delivered (which time and date may not be earlier than the First Closing Date; and in the case that such date is simultaneous with the First Closing Date, the term “First Closing Date” shall refer to the time and date of delivery of certificates for the Firm Shares and the Option Shares). Such time and date of delivery, if subsequent to the First Closing Date, is called the “Second Closing Date” and shall be determined by the Representative and shall not be earlier than three nor later than ten business days after delivery of such notice of exercise. If any Option Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Option Shares (subject to such adjustments to eliminate fractional shares as the Representative may determine) that bears the same proportion to the total number of Option Shares to be purchased as the number of Firm Shares set forth on Schedule A opposite the name of such Underwriter bears to the total number of Firm Shares, plus any additional number of Option Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof. The Representative may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

(d) Public Offering of the Shares. The Representative hereby advises the Company that the Underwriters intend to offer for sale to the public, as described in the Prospectus, their respective portions of the Shares as soon after this Agreement has been executed as the Representative, in its sole judgment, has determined is advisable and practicable.

(e) Payment for the Shares. Payment for the Firm Shares and any Option Shares shall be made at the First Closing Date (and, if applicable, at the Second Closing Date) by wire transfer of immediately available funds to the order of the Company.

It is understood that the Representative has been authorized, for its own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Shares and any Option Shares the Underwriters have agreed to purchase. Wells Fargo may (but shall not be obligated to) make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by the Representative by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(f) Delivery of the Shares. The Company shall deliver, or cause to be delivered, to the Representative for the accounts of the several Underwriters the Firm Shares at the First Closing Date, including, at the option of the Representative, through the facilities of the Depository Trust Company (“DTC”), against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company also shall deliver, or cause to be delivered, to the Representative for the accounts of the several Underwriters, the Option Shares the Underwriters have agreed to purchase at the First Closing Date or the Second Closing Date, as the case may be, including at the option of the Representative, through the facilities of DTC, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Shares shall be in definitive form and registered in such names and denominations as the Representative shall have requested at least two full business days prior to the First Closing Date (or the Second Closing Date, as the case may be) or in the form of one or more global certificates deposited with DTC and registered in the name of Cede & Co., as nominee for DTC, and shall be made available for inspection on the business day preceding the First Closing Date (or the Second Closing Date, as the case may be) at a location the Representative may reasonably designate.

(g) Delivery of Prospectus to the Underwriters. Not later than 12:00 p.m. on the second business day following the date the Firm Shares and any Option Shares the Underwriters have agreed to purchase are first released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered, written and electronic copies of the Prospectus in such quantities and at such places as the Representative shall reasonably request.

SECTION 3. ADDITIONAL COVENANTS. The Company further covenants and agrees with each Underwriter as follows:

(a) Representative’s Review of Proposed Amendments and Supplements. During such period beginning on the date hereof and ending on the later of the Second Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is no longer required by law to be delivered in connection with sales by an Underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the General Disclosure Package or the Prospectus, whether pursuant to the Securities Act or the Exchange Act, the Company shall furnish to the Representative and to counsel for the Underwriters for review a copy of each such proposed amendment or supplement, and the Company shall not file or distribute any such proposed amendment or supplement if the Representative reasonably objects.

(b) Issuer Free Writing Prospectuses. The Company will (i) not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed by the Company with the Commission under Rule 433 under the Securities Act unless the Representative approves its use in writing prior to first use (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Representative hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectus(es) included in Schedule C hereto, (ii) comply with the requirements of Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and (iii) not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.

(c) Securities Act Compliance. During the Prospectus Delivery Period, the Company shall promptly advise the Representative of (i) the receipt of any comments of, or requests for amendment of the Registration Statement or the filing of a new registration statement or any amendment or supplement to the General Disclosure Package or the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for any additional or supplemental information from, the Commission during the period beginning on the date hereof and ending on the later of the Second Closing Date or the date the Prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is no longer required by law to be delivered in connection with sales of Shares by an Underwriter or dealer, (ii) the time and date of any filing of any post-effective amendment to the Registration Statement or new registration statement or any amendment or supplement to any Preliminary Prospectus or the Prospectus, (iii) the time and date that any post-effective amendment to the Registration Statement or new registration statement becomes effective and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or such new registration statement or of any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Preferred Shares from any securities exchange upon which they are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes of which the Company has knowledge. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 430A, as applicable, under the Securities Act and will use its best efforts to confirm that any filings made by the Company under Rule 424(b) were received in a timely manner by the Commission.

(d) Amendments and Supplements to the Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event shall occur or condition exist as a result of which the Prospectus, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if in the opinion of the Representative after consultation with counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus to comply with law, the Company agrees to promptly prepare (subject to Section 3(a) hereof), file with the Commission and furnish at its own expense to the Underwriters, and, if requested by the Underwriters, to dealers, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or so that the Prospectus, as amended or supplemented, will comply with applicable laws.

(e) Amendments and Supplements to the General Disclosure Package. If the General Disclosure Package is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company promptly will (subject to Section 3(a) hereof) either (i) prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the General Disclosure Package so that the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances, be misleading or conflict with the Registration Statement then on file, or so that the General Disclosure Package will comply with applicable laws.

(f) Copies of any Amendments and Supplements to the Prospectus. The Company agrees to furnish the Representative, without charge, as many copies of any Preliminary Prospectus or any Issuer Free Writing Prospectus as the Representative may reasonably request. The Company agrees to furnish the Representative, without charge, during the Prospectus Delivery Period, as many written and electronic copies of the Prospectus and any amendments and supplements thereto as the Representative may reasonably request.

(g) Blue Sky Compliance. The Company shall cooperate with the Representative and counsel for the Underwriters to qualify or register the Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws, if required, and shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Shares provided that the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction where it is not presently qualified or required to file such a consent. The Company will advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its reasonable best efforts to obtain the withdrawal thereof at the earliest possible moment.

(h) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Shares sold by it in the manner described under the caption “Use of Proceeds” in the Prospectus.

(i) Transfer Agent. The Company shall maintain, at its expense, a registrar and transfer agent for the Preferred Shares and Common Shares.

(j) Earnings Statement. The Company will make generally available to its security holders and to the Representative an earnings statement that satisfies the provisions of Section 11(a) of and Rule 158 under the Securities Act.

(k) Periodic Reporting Obligations. During the Prospectus Delivery Period, the Company shall file, on a timely basis, and in compliance with the Exchange Act, with the Commission and the NYSE all reports and documents required to be filed under the Exchange Act. Prior to the expiration of the 30-day grace period pursuant to Rule 405(a)(2) of Regulation S-T, the Company shall furnish with the Commission, by amendment to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, the interactive data files using eXtensible Business Reporting Language required pursuant to Rule 405 of Regulation S-T.

(l) Agreement Not to Offer or Sell Additional Securities. During the period of 60 days (“Lock-Up Period”) following the date of the Prospectus, the Company will not, without the prior written consent of the Representative (which consent may be withheld at the sole discretion of the Representative), directly or indirectly, (i) offer, pledge, sell, contract to sell, grant any option to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the Exchange Act, or otherwise dispose of or transfer, any Preferred Shares or any preferred shares ranking on par with or senior to the Preferred Shares, including the 2011 Preferred Shares, or any options or warrants to acquire Preferred Shares or securities exchangeable or exercisable for or convertible into Preferred Shares or preferred shares ranking on par with or senior to the Preferred Shares (other than as contemplated by this Agreement with respect to the Shares), (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Preferred Shares or such parity or senior preferred shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Preferred Shares, such parity or senior preferred shares, in cash or otherwise, or (iii) announce the offering of, or file or cause to be filed any registration statement under the Securities Act with respect to, any Preferred Shares or any preferred shares ranking on par with or senior to the Preferred Shares or any options or warrants to acquire Preferred Shares or securities exchangeable or exercisable for or convertible into Preferred Shares or preferred shares ranking on par with or senior to the Preferred Shares. The foregoing sentence shall not apply to the Shares to be sold hereunder. Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed in this clause (l) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(m) Qualification as a REIT. The Company will use its reasonable best efforts to meet the requirements to continue to qualify as a REIT under the Code for its taxable year ending December 31, 2012, and for so long as the Company’s board of trustees deems such qualification in the best interests of the shareholders of the Company.

(n) Company Not an “Investment Company.” The Company is familiar with the Investment Company Act and will in the future use its reasonable best efforts to ensure that the Company and the Subsidiaries will not be required to register as an “investment company” within the meaning of the Investment Company Act.

(o) No Price Stabilization or Manipulation. The Company will not, and will use its reasonable best efforts to cause its officers, trustees and affiliates not to, (i) take, directly or indirectly prior to the termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Shares or (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company.

(p) Listing. The Company will apply for the listing of the Shares on the NYSE and will use its reasonable best efforts to complete that listing, subject only to official notice of issuance, prior the First Closing Date.

(q) Articles Supplementary. The Company will authorize, execute, deliver and file of record the Articles Supplementary with the SDAT prior to the First Closing Date.

(r) Reservation of Common Shares. The Company will reserve and keep available at all times the maximum number of Common Shares issuable upon conversion of the Shares.

SECTION 4. PAYMENT OF EXPENSES. The Company will pay or cause to be paid and bear all costs, fees and expenses incident to the performance of its obligations under this Agreement, including but not limited to (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, the Preliminary Prospectuses, the Issuer Free Writing Prospectuses and the Prospectus and any amendments or supplements thereto, and the cost of furnishing copies thereof to the Underwriters; (ii) the issuance and delivery of the Shares to the Underwriters, including any transfer taxes payable upon the sale of the Shares to the Underwriters (other than transfer taxes on resales by the Underwriters); (iii) the fees and disbursements of the Company’s counsel and accountants; (iv) the qualification of the Shares under the applicable securities laws in accordance with Section 3(b) hereof and any filing for review of the offering with FINRA, including filing fees; (v) the transfer agent’s and registrar’s fees and all miscellaneous expenses referred to in Item 14 of the Registration Statement; (vi) costs related to travel and lodging incurred by the Company and its representatives relating to meetings with and presentations to prospective purchasers of the Shares and, with the prior approval of the Company; (vii) the listing fee of the NYSE and (viii) all other costs and expenses incident to the performance of the Company’s and the Operating Partnership’s obligations hereunder (including costs incurred in closing the purchase of the Option Shares, if any) that are not otherwise specifically provided for in this section. The Company, upon your request, will provide funds in advance for filing fees in connection with “blue sky” qualifications and the review of the offering by FINRA, if any.

SECTION 5. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the several Underwriters to purchase and pay for the Firm Shares as provided herein on the First Closing Date and, with respect to the Option Shares, the First or Second Closing Date, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Operating Partnership set forth in Section 1 hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Option Shares, as of the First or Second Closing Date, as the case may be, as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a) Registration Statement. The Registration Statement, the General Disclosure Package and the Prospectus, as they may then be amended or supplemented, shall contain all statements that are required to be stated therein under the Securities Act and the regulations thereunder and in all material respects shall conform to the requirements of the Securities Act, the Company shall have complied in all respects with Rule 430A (if it shall have elected to rely thereon) and the Registration Statement, the General Disclosure Package and the Prospectus, as they may then be amended or supplemented, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) No Material Actions or Proceedings. No action, suit or proceeding at law or in equity before or by any federal, state or other commission, court, board or administrative agency shall be pending or, to the Company’s knowledge, threatened against the Company, the Operating Partnership or any Subsidiary that would be required to be set forth in the Registration Statement, the General Disclosure Package and the Prospectus, other than as set forth therein, wherein an unfavorable decision, ruling or finding could result in a Material Adverse Change.

(c) Accountants’ Comfort Letter. On the date hereof, the Representative shall have received from KPMG LLP, an independent registered public accounting firm with respect to the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(d) Compliance with Registration Requirements; No Stop Order; No Objection from FINRA. For the period from and after effectiveness of this Agreement and prior to the First Closing Date and, with respect to the Option Shares, the Second Closing Date:

(i) the Prospectus and any Issuer Free Writing Prospectus required to be filed shall have been filed as required by Rules 424, 430A, 430B, 430C or 433 under the Securities Act, as applicable, within the time period prescribed by, and in compliance with, the rules and regulations under the Securities Act, and any request by the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representative and complied with to its reasonable satisfaction;

(ii) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and

(iii) FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(e) No Material Adverse Change. For the period from and after the date of this Agreement and prior to the First Closing Date and, with respect to the Option Shares, the First or Second Closing Date, as the case may be, (i) in the reasonable judgment of the Representative, there shall not have occurred any Material Adverse Change; (ii) the Company and the Subsidiaries and the Joint Ventures, considered as one enterprise, shall not have incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business, nor entered into any material transaction or agreement not in the ordinary course of business; (iii) there shall not have occurred any material casualty loss or condemnation or other material adverse event with respect to any of the Properties or any properties owned by the Joint Ventures; (iv) there shall not have occurred any change in the capital stock, long-term debt or short-term borrowings of the Company and the Subsidiaries on a consolidated basis or the Joint Ventures, except for short-term borrowings under the Company’s line of credit in the ordinary course of business, consistent with past practice; (v) there shall have been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends or distributions paid to the Company or Subsidiaries, any of the Subsidiaries on any class of capital stock or other equity interests or repurchase or redemption by the Company or any of the Subsidiaries of any class of capital stock or other equity interests, in each case except as disclosed in or contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, or the quarterly dividends in respect of the fourth quarter of 2011 declared and paid by the Company with respect to its Common Shares in the ordinary course of business (and corresponding distributions with respect to the Units); and (vi) there shall have been no (A) material adverse change or development in the matters referred to in Item 9A in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 or (B) new or additional material weaknesses, that, in the case of (A) or (B), would be required to be disclosed thereunder if they had been identified or occurred prior to the filing thereof.

(f) Opinion of Counsel for the Company. On each of the First Closing Date and any Second Closing Date, the Representative shall have received an opinion of (i) Hogan Lovells US LLP, counsel for the Company, addressed to the Representative and dated such Closing Date stating the opinions set forth in Exhibits A, B and C, and (ii) Joel F. Bonder, General Counsel of the Company, addressed to the Representative and dated such Closing Date stating the opinions set forth in Exhibit D.

(g) Opinion of Counsel for the Underwriters. On each of the First Closing Date and the Second Closing Date, the Representative shall have received the favorable opinion of DLA Piper LLP (US), counsel for the Underwriters, dated as of such Closing Date, in form and substance satisfactory to the Representative.

(h) Officers’ Certificate. On each of the First Closing Date and the Second Closing Date, the Representative shall have received a written certificate executed by the Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of such Closing Date, to the effect that:

(i) the Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement or no order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus has been issued, and no proceedings for that purpose have been instituted or are pending or, to their knowledge, threatened under the Securities Act;

(ii) they have reviewed the Registration Statement, the General Disclosure Package, any Issuer Free Writing Prospectus and the Prospectus, and (1) as of the Applicable Time, the statements contained in the General Disclosure Package and any Issuer Free Writing Prospectus, when considered together, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, misleading; (2) as of the effective date or deemed effective date of the Registration Statement, the Registration Statement contained all statements and information required to be included therein or necessary to make the statements therein not misleading and the Registration Statement did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; (3) at the date of the Prospectus and any supplement thereto, and at the First Closing Date or the Second Closing Date, as the case may be, such Prospectus (together with any supplement thereto) contained and contains all statements and information required to be included therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and such Prospectus (together with any supplement thereto) did not and does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statement therein, in light of the circumstances in which they were made, not misleading; (4) since the Effective Date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented Prospectus that has not been so set forth; and (5) for the period from and after the date of this Agreement and prior to such Closing Date, there has been no development that could reasonably be expected to result in a Material Adverse Change;

(iii) the representations, warranties and covenants of each of the Company and the Operating Partnership set forth in this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

(iv) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

(i) Bring-down Comfort Letters. On each of the First Closing Date and the Second Closing Date, if any, the Representative shall have received from KPMG LLP, an independent registered public accounting firm with respect to the Company, letters dated such date, in form and substance satisfactory to the Representative, to the effect that they reaffirm the statements made in the letters furnished by them pursuant to subsection (c) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than two business days prior to the First Closing Date or Second Closing Date, as the case may be.

(j) Intentionally omitted.

(k) Listing. The Firm Shares, and Option Shares, if any, shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(l) Additional Documents. On or before each of the First Closing Date and the Second Closing Date, the Representative and counsel for the Underwriters shall have received such information and documents as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice to the Company at any time on or prior to the First Closing Date and, with respect to the Option Shares, at any time prior to the Second Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6 and Section 7 shall at all times be effective and shall survive such termination.

SECTION 6. INDEMNIFICATION.

(a) Indemnification of the Underwriters. The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless each Underwriter, its officers, directors, employees, partners, members, agents and representatives and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense (including the reasonable cost of investigation), as incurred, to which such Underwriter or such person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation or the laws or regulations of foreign jurisdictions, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Underwriter and each such person for any and all expenses (including the fees and disbursements of counsel chosen by the Representative) as such expenses are reasonably incurred by such Underwriter or such person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representative expressly for use in the Registration Statement, the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), as the same is described in Section 6(b) below. The indemnity agreement set forth in this Section 6(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of the Company, its Trustees and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its trustees, each of its officers who signed the Registration Statement, its agents and representatives and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense (including the reasonable cost of investigation), as incurred, to which the Company, or any such person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Representative expressly for use therein; and to reimburse the Company, or any such controlling person for any legal and other expenses reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the fifth, twelfth, thirteenth and fourteenth paragraphs under the caption “Underwriting” in the Prospectus. The indemnity agreement set forth in this Section 6(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under Section 6(a) or Section 6(b) above, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 6 to the extent it is not prejudiced as a proximate result of such failure, but the omission so to notify the indemnifying party will not in any event relieve the indemnifying party from any liability that it may have to any indemnified party otherwise than under this Section 6. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel) representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

(d) Settlements. The indemnifying party under this Section 6 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and does not include a statement to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

SECTION 7. CONTRIBUTION. If the indemnification provided for in Section 6 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under Section 6(a) or Section 6(b) above in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the sale of the Shares pursuant to this Agreement (before deducting expenses) received by the Company and the Operating Partnership, and the total underwriting discount and commissions received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Shares as set forth on such cover. The relative fault of the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 6(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 6(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 7; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 6(c) for purposes of indemnification.

The Company, the Operating Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting discount and commissions received by such Underwriter in connection with the Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 7, each officer, director, employee, partner, member, agent or representative of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each trustee of the Company, each officer of the Company who signed the Registration Statement, each agent or representative and each person, if any, who controls the Company or the Operating Partnership within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

SECTION 8. DEFAULT OF ONE OR MORE OF THE SEVERAL UNDERWRITERS. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Firm Shares set forth opposite their respective names on Schedule A bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representative with the consent of the non-defaulting Underwriters, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date.

If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares and the aggregate number of Shares with respect to which such default occurs exceeds 10% of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to the Representative and the Company for the purchase of such Shares are not made within two business days after such default, the Company or the Representative shall have the right to terminate this Agreement without liability on the part of any non-defaulting Underwriter, except that the provisions of Section 4, Section 6 and Section 7 shall at all times be effective and shall survive such termination. In any such case, either the Representative or the Company shall have the right to postpone the First Closing Date or the Second Closing Date, as the case may be, but in no event for longer than seven business days in order that the required changes, if any, to the Registration Statement, the General Disclosure Package and the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 8. Any action taken under this Section 8 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

SECTION 9. TERMINATION OF THIS AGREEMENT. Prior to the First Closing Date, this Agreement may be terminated by the Representative by notice given to the Company if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the NYSE, or trading in securities generally on any of the NYSE, Nasdaq Stock Market or the NYSE Amex shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or FINRA; (ii) a general banking moratorium shall have been declared by any federal, Ohio or New York authorities; (iii) there shall have occurred any outbreak of new or escalation of existing national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representative is so material and adverse as to make it impracticable to market the Shares in the manner and on the terms described in the Registration Statement, the General Disclosure Package and the Prospectus or to enforce contracts for the sale of securities; (iv) in the reasonable judgment of the Representative there shall have been a Material Adverse Change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the reasonable judgment of the Representative may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 9 shall be without liability on the part of (a) the Company to any Underwriter, (b) any Underwriter to the Company, or (c) of any party hereto to any other party, except that the provisions of Section 6 and Section 7 shall at all times be effective and shall survive such termination.

SECTION 10. REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers, trustees or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Shares sold hereunder and any termination of this Agreement.

SECTION 11. NOTICES. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representative:

Wells Fargo Securities, LLC

As representative of the several Underwriters

c/o	Wells Fargo Securities, LLC

301 S. College Street

Charlotte, NC 28288

Facsimile: 704-383-9165

Attention: Transaction Management

with a copy to:

DLA Piper LLP (US)

6225 Smith Avenue

Baltimore, Maryland 21209

Facsimile: (410) 580-3120

Attention: Penny J. Minna

If to the Company:

First Potomac Realty Trust

7600 Wisconsin Avenue, 11th Floor

Bethesda, Maryland 20814

Facsimile: (301) 986-5554

Attention: Douglas J. Donatelli

with a copy to:

Hogan Lovells US LLP

555 Thirteenth Street, NW

Washington, D.C. 20004

Facsimile: (202) 637-5910

Attention: David P. Slotkin

Any party hereto may change the address for receipt of communications by giving written notice to the others.

SECTION 12. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 8 hereof, and to the benefit of the employees, officers, trustees, directors, partners, members, agents, representatives and controlling persons referred to in Section 6 and Section 7, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Shares as such from any of the Underwriters merely by reason of such purchase.

SECTION 13. PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Maryland applicable to agreements made and to be performed in such state.

SECTION 15. GENERAL PROVISIONS. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 6 and the contribution provisions of Section 7, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 6 and 7 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction, each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement or any other effective agreement between such Underwriter and the Company and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

First Potomac Realty Trust

By:	/s/ Barry H. Bass
Name: Barry H. Bass
Title: EVP, CFO

First Potomac Realty Investment Limited Partnership

By: First Potomac Realty Trust, Its General Partner

By:	/s/ Barry H. Bass
Name: Barry H. Bass
Title: EVP, CFO

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

Wells Fargo Securities, LLC

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Director

SCHEDULE A

September 30,
Number of Firm
Shares to be
Underwriters	Purchased
Wells Fargo Securities, LLC	760,000
KeyBanc Capital Markets Inc.	160,000
Morgan Stanley & Co. LLC	160,000
Raymond James & Associates, Inc.	160,000
RBC Capital Markets, LLC	160,000
BMO Capital Markets Corp.	80,000
PNC Capital Markets LLC	80,000
U.S. Bancorp Investments, Inc.	40,000

Total	1,600,000

Schedule A-1

SCHEDULE B

First Potomac Realty Trust

Pricing Term Sheet

7.750% Series A Cumulative Redeemable Perpetual Preferred Shares

(Liquidation Preference $25.00 per share)

Issuer:	First Potomac Realty Trust

Security:	7.750% Series A Cumulative Redeemable Perpetual Preferred Shares of Beneficial Interest

Size:	1,600,000 shares (1,800,000 shares if the over-allotment option is exercised in full)

Pricing Date:	March 9, 2012

Settlement Date:	March 14, 2012 (T+3)

Maturity:	Perpetual

Public Offering Price:	$25.2045 per share, including accrued dividends; $40,327,200 total (not including over-allotment option)

Underwriting Discount and Commissions:	$0.7875 per share; $1,260,000 total (not including over-allotment option)

Net Proceeds (before expenses):	$39,067,200 (not including over-allotment option)

Yield (Including Accrued Dividend):	7.6871%

Yield (Excluding Accrued Dividend):	7.750%

Dividend:	7.750% per annum (or $1.9375 per share)

Dividend Payment Dates:	Each February 15, May 15, August 15 and November 15, commencing on or about May 15, 2012

First Dividend Payment Date:	The first dividend on the Series A Preferred Shares will be for a full quarter in the amount of $0.484375 per share, and will be paid on May 15, 2012

Liquidation Preference:	$25.00 per share plus accrued and unpaid dividends

Schedule B-1

Conversion Rights:

Upon the occurrence of a Change of Control, the holders of the Series A Preferred Shares will have the right (subject to the Issuer’s special optional redemption right to redeem the Series A Preferred Shares) to convert some or all of their Series A Preferred Shares into a number of the Issuer’s common shares of beneficial interest, par value $0.001 per share (or equivalent value of alternative consideration), equal to the lesser of (A) the quotient obtained by dividing (i) the sum of (x) $25.00, plus (y) an amount equal to any accrued and unpaid Series A Preferred Share dividends, whether or not declared, to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series A Preferred Share dividend payment and prior to the corresponding Series A Preferred Share dividend payment date, in which case the amount pursuant to this clause (i)(y) shall equal $0.00 in respect of such dividend) by (ii) the Common Share Price, and (B) 2.187 (the Share Cap), subject to certain adjustments and provisions for the receipt of alternative consideration. If the Issuer exercises its special optional redemption right (by sending the required notice) in connection with a Change of Control, the holders of the Series A Preferred Shares will not have any conversion rights or, if such conversion rights have been properly exercised in respect of any Series A Preferred Shares, be converted into common shares.

A “Change of Control” will be deemed to have occurred at such time after the original issuance of the Series A Preferred Shares when the following has occurred:

(i) the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of the Issuer entitling that person to exercise more than 50% of the total voting power of all shares of the Issuer entitled to vote generally in elections of trustees (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

(ii) following the closing of any transaction referred to in clause (i) above, neither the Issuer nor the acquiring or surviving entity has a class of common securities listed on the NYSE, the NYSE Amex Equities, or NYSE Amex, or NASDAQ, or listed on an exchange that is a successor to the NYSE, NYSE Amex or NASDAQ.

The “Common Share Price” will be (i) if the consideration to be received in the Change of Control by holders of the Issuer’s common shares is solely cash, the amount of cash consideration per common share, and (ii) if the consideration to be received in the Change of Control by holders of the Issuer’s common shares is other than solely cash, the average of the closing price per common share on the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control.

The “Change of Control Conversion Date” will be a business day that is no less than 20 days nor more than 35 days after the date on which the Issuer provides the required notice of the occurrence of a Change of Control.

Schedule B-2

Optional Redemption:	On and after January 18, 2016, redeemable in whole or in part at a redemption price equal to $25 per share plus any accrued and unpaid dividends.

Special Optional Redemption:	Upon the occurrence of a Change of Control, the Issuer will have the option to redeem the Series A Preferred Shares, in whole or in part, within 120 days after the first date on which such Change of Control has occurred for cash at a redemption price of $25 per share, plus accrued and unpaid dividends (whether or not declared) to, but not including, the redemption date. If the Issuer exercises its special optional redemption right (by sending the required notice) in connection with a Change of Control, holders of the Series A Preferred Shares will not have the conversion rights described above.

CUSIP / ISIN:	33610F 307 / US33610F3073

Listing	The Issuer intends to file an application with the NYSE to list the Series A Preferred Shares sold in this offering.

Sole Bookrunning Manager:	Wells Fargo Securities, LLC

Joint-Lead Managers:	KeyBanc Capital Markets Inc. Morgan Stanley & Co. LLC Raymond James & Associates, Inc. RBC Capital Markets, LLC

Co-Managers:	BMO Capital Markets Corp. PNC Capital Markets LLC

Junior Co-Manager:	U.S. Bancorp Investments, Inc.

Schedule B-3

The issuer has filed a registration statement (including a preliminary prospectus) with the U.S. Securities and Exchange Commission (SEC) for the offering to which this communication relates. Before you invest, you should read the preliminary prospectus supplement and accompanying prospectus in that registration statement and any other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.

You may get these documents for free by searching the SEC online data base (EDGAR) on the SEC web site at http://www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Wells Fargo Securities, LLC toll-free at 1-800-326-5897 or emailing cmclientsupport@wellsfargo.com.

Schedule B-4

SCHEDULE C

The free writing prospectus, dated March 9, 2012, as filed with the Commission pursuant to Rule 433 under the Securities Act.

Schedule C-1

SCHEDULE D

ADDITIONAL SUBSIDIARIES

None.

Schedule D-1

SCHEDULE E

DEBT DOCUMENTS

All instruments, agreements, and other documents (each as supplemented, modified amended and restated to date) executed in connection with the following loans:

1.	$50,000,000 secured term loan from KeyBank National Association and other identified lenders, as lender, to First Potomac Realty Investment Limited Partnership, as borrower.

2.	$255,000,000 unsecured revolving loan from KeyBank National Association and other identified lenders, as lender, to First Potomac Realty Investment Limited Partnership and other identified borrowers, as borrowers.

3.	$300,000,000 unsecured term loan from KeyBank National Association and other identified lenders, as lender, to First Potomac Realty Investment Limited Partnership and other identified borrowers, as borrowers.

4.	$37,500,000 6.41% Senior Notes, Series A, due 2013.

5.	$37,500,000 6.55% Senior Notes, Series B, due 2016.

6.	$9,500,000 loan from LaSalle Bank National Association, as Trustee certain Bear Steams Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-PWR5, as lender, to ACP East Finance LLC, as borrower, relating to the property located at Annapolis East.

7.	$17,000,000 loan from Wells Fargo Bank Minnesota, N.A., as Trustee for the Registered Holders of J.P. Morgan Chase Wells Fargo Bank Minnesota, N.A., as Trustee for the Registered Holders of J.P. Morgan Chase, as lender, to Newington Terminal Associates LLC, as borrower, relating to the property located at Newington Business Park Center.

8.	$26,950,000 loan from Wells Fargo Bank Minnesota, N.A., as Trustee for the Registered Holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C1, as lender, to Crossways Associates LLC, as borrower, relating to the property located at Crossways Commerce Center.

9.	$6,000,000 loan from LaSalle Bank National Association, as Trustee for the Holders of Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates Series 2004-TOP14, as lender, to Landover Owings Mills, LLC, as borrower, relating to the property located at Owings Mills Business Center.

Schedule E-1

10.	$2,170,000 loan from LaSalle Bank National Association, as Trustee for those certain Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-TOP6, as lender, to Gateway Manassas I, LLC, as borrower, relating to the property located at Gateway Centre Building I.

11.	$4,200,000 loan from Forethought Life Insurance Company, as lender, to FP Prosperity, LLC, as borrower, relating to the property located at Prosperity Business Center.

Schedule E-2

EXHIBIT A

FORM OF TAX OPINION PARAGRAPHS

OF TAX COUNSEL TO THE COMPANY

The tax opinion of Hogan Lovells US LLP, tax counsel for the Company (capitalized terms used herein and not otherwise defined in such opinion shall have the meanings provided in the Underwriting Agreement, to which this is an Exhibit), to be delivered pursuant to Section 5(f) of the Underwriting Agreement shall be to the following effect:

(1) for the taxable years ended December 31, 2006 through December 31, 2011, the Company has been organized and has operated in conformity with the requirements for qualification as a REIT under the Code, and the Company’s current organization and current and proposed method of operation (as described in the Registration Statement, the Prospectus Supplement and the Management Representation Letter) will enable it to meet the requirements for qualification as a REIT under the Code for its taxable year ending December 31, 2012, and for future taxable years; and

(2) the portions of the discussion under the caption “Material U.S. Federal Income Tax Consequences” included in the Registration Statement as supplemented and superseded by the discussion under the caption “Additional Federal Income Tax Consequences” included in the Prospectus Supplement that describe applicable U.S. federal income tax law are correct in all material respects as of the date hereof.

Exhibit A-1

EXHIBIT B

FORM OF OPINION

OF HOGAN LOVELLS US LLP

The opinion of Hogan Lovells US LLP, counsel for the Company (capitalized terms used herein and not otherwise defined in such opinion shall have the meanings provided in the Underwriting Agreement, to which this is an Exhibit), to be delivered pursuant to Section 5(f) of the Underwriting Agreement shall be to the following effect:

(a) The Company is validly existing as a real estate investment trust and in good standing as of the date of the certificate specified in paragraph [•] of Schedule 1 attached hereto under the laws of the State of Maryland. The Company has the real estate investment trust power to own, lease and operate its current properties and to conduct its business as described in the Prospectus and the General Disclosure Package.

(b) The Operating Partnership is validly existing as a limited partnership and in good standing as of the date of the certificate specified in paragraph [•] of Schedule 1 attached hereto under the laws of the State of Delaware. The Operating Partnership has the limited partnership power to own, lease and operate its current properties and to conduct its business as described in the Prospectus and the General Disclosure Package

(c) The Operating Partnership is registered as a foreign limited partnership in the respective states and as of the respective dates of the certificates as set forth in paragraph [•] of Schedule 1.

(d) No holder of outstanding shares of beneficial interest of the Company has any statutory preemptive right under the Maryland REIT Law, any preemptive right under the Declaration of Trust or Bylaws or, to our knowledge, any contractual right to subscribe for any shares of beneficial interest in the Company.

(e) The Agreement has been duly authorized, executed and delivered by or on behalf of the Company and the Operating Partnership.

(f) Amendment No. 18 to the Operating Partnership Agreement has been duly authorized, executed and delivered by the Company.

(g) The Shares have been duly authorized, and when issued in accordance with the provisions of the Agreement, the Shares will be validly issued, fully paid and non-assessable. The form of certificate evidencing the Shares complies in all material respects with the requirements of Section 8-203 of the Maryland REIT Law and with the applicable requirements of the Declaration of Trust and Bylaws.

(h) The Board of Trustees of the Company or a committee thereof has duly adopted resolutions reserving 1,800,000 Common Shares (the “Conversion Shares”) for issuance upon conversion of the Shares. The Conversion Shares have been duly authorized and, when issued in accordance with the Articles Supplementary, will be validly issued, fully paid and non-assessable.

Exhibit B-1

(i) The Articles Supplementary that created the Shares have been duly authorized by all necessary real estate investment trust action on the part of the Company and, based on counsel’s review of an acknowledgment by the SDAT confirming that the Articles Supplementary have been accepted by the SDAT on the date and at the time set forth in such acknowledgement, have been accepted for record by the SDAT and have become effective under the Maryland REIT Law.

(j) Based solely on telephone communications between an attorney of this firm and a member of the Securities and Exchange Commission (“Commission”) staff, the Registration Statement is effective under the Securities Act, and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission. The required filings of the Preliminary Prospectus and the Prospectus pursuant to Rule 424(b), and the Issuer Free Writing Prospectus pursuant to Rule 433, promulgated pursuant to the Securities Act have been made in the manner and within the time period required by Rule 424(b) or Rule 433, as applicable (in the case of the Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act).

(k) The Registration Statement, at the latest time that it became effective, the Prospectus and the General Disclosure Package (except for the financial statements and supporting schedules included therein, as to which we express no opinion), complied or comply, as applicable, as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations thereunder.

(l) The documents incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package (except for the financial statements and supporting schedules included therein or omitted therefrom, as to which we express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the applicable rules and regulations thereunder.

(m) The information in the Registration Statement, Prospectus and the General Disclosure Package under the captions “Description of Our Series A Preferred Shares,” “Description of Common Shares,” “Description of Preferred Shares” and “Restrictions on Ownership and Transfer” and in Item 15 of the Registration Statement, to the extent that such information constitutes summaries of certain provisions of the documents referred to therein, has been reviewed by us and is accurate in all material respects, and insofar as such information constitutes summaries of matters of law or legal conclusions, has been reviewed by us and is accurate in all material respects.

(n) The execution, delivery and performance on the date hereof by the Company and the Operating Partnership of the Agreement do not (i) violate the Maryland REIT Law, the Declaration of Trust (including the Articles Supplementary) or the Bylaws or the Certificate of Limited Partnership or the Operating Partnership Agreement (including Amendment No. 14), respectively,

Exhibit B-2

(ii) violate any provision of Applicable Federal Law or any provision of Applicable State Law, or (iii) breach or constitute a default under any agreement, contract or instrument to which the Company is a party that is filed or incorporated by reference as an exhibit to the Registration Statement filed pursuant to Item 610(b)(10) of Regulation S-K promulgated under the Securities Act (except that we express no opinion with respect any matters that would require a mathematical calculation or a financial or accounting determination).

(o) No approval or consent of, or registration or filing with, any federal governmental agency or any Maryland or Delaware governmental agency is required to be obtained or made by the Company or the Operating Partnership under Applicable Federal Law or Applicable State Law in connection with the execution, delivery and performance on the date hereof by the Company and the Operating Partnership of the Agreement.

(p) The Shares have been authorized for listing by The New York Stock Exchange, subject to official notice of issuance.

(q) The Company is not, and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus and the General Disclosure Package, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Exhibit B-3

EXHIBIT C

FORM OF NEGATIVE ASSURANCE STATEMENT

OF HOGAN LOVELLS US LLP

The negative assurance statement of Hogan Lovells US LLP, counsel for the Company (capitalized terms used herein and not otherwise defined in such opinion shall have the meanings provided in the Underwriting Agreement, to which this is an Exhibit), to be delivered pursuant to Section 5(f) of the Underwriting Agreement shall be to the following effect:

We confirm to you that, on the basis of the information we gained in the course of performing the services referred to above, no facts have come to our attention that cause us to believe that:

(i) the Registration Statement, as of its most recent effective date, insofar as it relates to the offering of the Shares, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(ii) the Prospectus, as of the date of the Prospectus Supplement and as of the date hereof, insofar as it relates to the offering of the Shares, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iii) the General Disclosure Package, as of 5:55 p.m. (New York City time) on March 9, 2012 (which you have informed us is a time prior to the time of the first sale of the Shares by any Underwriter), insofar as it relates to the offering of the Shares, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iv) there are any legal or governmental proceedings pending or threatened against the Company that are required to be disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, other than those disclosed therein; or

(v) there are any contracts or documents of a character required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or referred to therein or so filed;

provided that in making the foregoing statements, we do not express any belief with respect to the financial statements and supporting schedules, other financial or accounting information and data derived from such financial statements and schedules or assessments of or reports on the effectiveness of internal control over financial reporting contained or incorporated by reference in or omitted from the Registration Statement, the General Disclosure Package or the Prospectus.

Exhibit C-1

EXHIBIT D

FORM OF OPINION PARAGRAPHS

OF IN-HOUSE COUNSEL TO THE COMPANY

The opinion of Joel Bonder, General Counsel of the Company (capitalized terms used herein and not otherwise defined in such opinion shall have the meanings provided in the Underwriting Agreement, to which this is an Exhibit), to be delivered pursuant to Section 5(f) of the Underwriting Agreement shall be to the following effect:

1. All of the outstanding common shares of beneficial interest of the Company (other than the Shares) have been duly authorized and validly issued, and are fully paid and nonassessable.

2. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or contemplated by the Underwriting Agreement, there are no preemptive rights, rights of first refusal or similar rights to subscribe for or purchase securities of the Company arising under any contract, agreement or other instrument to which the Company, any Subsidiary or any Joint Venture is a party.

3. The execution, delivery and performance of the Underwriting Agreement will not conflict with, give rise to a right to terminate or constitute a breach of, or a Default or Debt Repayment Triggering Event under, or result in the creation or imposition of any lien, charge, claim, security interest or encumbrance upon any property or assets of the Company or any of the Subsidiaries or Joint Ventures pursuant to, or require the consent of or waiver by any other party to pursuant to the terms of, any contract, agreement or instrument to which the Company, any Subsidiary or any Joint Venture is a party.

4. The execution and delivery of the Underwriting Agreement and the performance by the Company of its terms will not violate or result in the violation of any license, permit, judgment, order, writ or decree of any court or governmental authority binding on the Company which is of specific application to the Company or its Properties and which is known to me.

5. Each Subsidiary described on Schedule I hereto has been duly organized and is validly existing as a corporation, limited partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization and has corporate, limited partnership or limited liability company power, as the case may be, and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus.

6. To my knowledge, there is no action, suit, proceeding, investigation or inquiry, before any court or before or by any public body or board pending or threatened against or involving the Company, any Subsidiary or Joint Venture which is required to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus and which is not so disclosed or which could reasonably be expected to result in a Material Adverse Change.

Exhibit D-2

7. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by the Underwriting Agreement, except for such rights as have been duly satisfied or waived.

Exhibit D-3